                                                            Exhibit 5.1 and 23.1


                                JONES & KELLER
                          A Professional Corporation


                                 July 26, 2001

Tipperary Corporation
633 Seventeenth Street, Suite 1550
Denver, Colorado  80202

Ladies and Gentlemen:

     We have acted as counsel for Tipperary Corporation (the "Company") in connection with a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission (SEC File No. 333-59052.) The Registration Statement relates to distribution by dividend of non-transferable rights (the "Rights") to purchase shares of Common Stock, $.02 par value (the "Shares") of the Company and issuance of the Shares upon exercise of the Rights.

     We have examined the Articles of Incorporation, as amended, of the Company as filed with the Texas Secretary of State, the Bylaws of the Company, and the minutes of meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Texas, and a copy of the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that (i) the Rights have been duly authorized by the Board of Directors and are binding obligations of the Company in accordance with their terms under state contract law, and are legally issued, fully paid and nonassessable, and (ii) the Shares have been duly authorized by the Board of Directors and, upon exercise of the Rights in accordance with their terms, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Jones & Keller, P.C.

                                        JONES & KELLER, P.C.






  World Trade Center . 1625 Broadway, Sixteenth Floor . Denver, Colorado 80202
         Phone: 303 573 1600 . Fax: 303 573 0769 . www.joneskeller.com